Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-181566) pertaining to 2013 Omnibus Incentive Plan of Brixmor Property Group, Inc. of our report dated March 12, 2014, with respect to the consolidated financial statements of Brixmor Property Group Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
New York, New York

Date: March 12, 2014